                                                                     Exhibit 3.8






                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                                  PKS HOLDINGS, INC.












                               Adopted __________, 1998

                                  TABLE OF CONTENTS
                                          TO
                                 AMENDED AND RESTATED
                                       BY-LAWS
                                          OF
                                  PKS HOLDINGS, INC.


Sections                                                                    Page
--------                                                                    ----

1-2      Offices.........................................................     1
3        Seal............................................................     1
4-12     Stockholders' Meetings..........................................     1
13-16    Directors.......................................................     2
17       Honorary Directors..............................................     3
18       Board Committee.................................................     4
19       Executive Committee.............................................     4
20       Compensation Committee..........................................     5
21       Audit Committee.................................................     6
22-23    Compensation of Directors.......................................     8
24-27    Meetings of the Board...........................................     8
28-37    Officers........................................................     8
38       Shares of Stock.................................................     10
39       Certificates of Stock...........................................     10
40       Transfers of Stock..............................................     10
41       Fixing Record Date..............................................     11
42       Registered Stockholders.........................................     11
43       Lost Certificates...............................................     11
44       Checks..........................................................     11
45       Fiscal Year.....................................................     11
46-47    Dividends.......................................................     11
48-49    Notices.........................................................     12
50       Amendments......................................................     12
51       Indemnification.................................................     12

                                       BY-LAWS

                                          OF

                                  PKS HOLDINGS, INC.

                                       OFFICES

    1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

    2. The corporation shall also have an office in the City of Omaha, State of Nebraska, and also offices at such other places as the board of directors may from time to time designate.

                                         SEAL

    3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                STOCKHOLDERS' MEETINGS

    4. The annual meeting of the stockholders of the corporation shall be held at such date, place and time as may be determined by the board of directors and as may be designated in the notice of such meeting for the purpose of electing a board of directors and the transaction of such other business as may properly be brought before the meeting.

    5. Special meetings of the stockholders may be held at such time and place as shall be stated in the notice of the meeting.

    6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Restated Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

    7. Each stockholder at every meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of the capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

    8. Notice of the annual meeting of the stockholders shall be given by the Secretary or an Assistant Secretary of the corporation as required by law.

    9. A complete list of the stockholders entitled to vote at every meeting of the stockholders shall be prepared, at least ten (10) days before every meeting, by the officer who has charge of the stock ledger of the corporation. The list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    10. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    11. Business transacted at all special meetings shall be confined to the objects stated in the call.

    12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed at least ten (10) days before such meeting to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

                                      DIRECTORS

    13. The number of directors of the corporation which shall constitute the whole board shall be such number, not less than ten (10) nor more than fifteen
(15), as the board of directors may from time to time fix by resolution. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. Newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, and the directors so elected shall hold office until the next annual election and until their successors are duly elected and shall qualify.

    13A. Nominations for the election of directors shall be made by the board of directors or a stockholder entitled to vote for the election of directors. However, a stockholder may nominate one or more persons for election as directors at a meeting held to elect directors only if written notice of such stockholder's intent to make each such nomination has been received by the Secretary of the corporation not later than (i) with respect to an election to be held at the annual meeting of stockholders, sixty (60) days before such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

    Each such notice from the stockholder to the Secretary shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the written consent of each nominee to serve as a director of the corporation if so elected; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming each such person) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a preliminary proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (f) such additional information about each such nominee as the board of directors may reasonably request to determine the eligibility of the nominee. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    14. The directors may hold their meetings and keep the books of the corporation outside of Delaware at the office of the corporation in the City of Omaha, Nebraska, or at such other places as they may from time to time determine.

    15. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors. However, if the stockholders remove a director, the vacancy shall be filled only upon the election of a successor director by the stockholders.

    16. The property, business and affairs of the corporation shall be managed by its board of directors which may exercise all lawful powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                                  HONORARY DIRECTORS

    17. The board of directors by resolution may create an advisory board of directors and appoint one or more persons to such advisory board of directors. Persons appointed to said advisory board shall be considered honorary directors of the corporation. Members of said advisory board shall be entitled to attend regular and special meetings of the board of directors and participate in such meetings by their offering advice and consultation; but members of said advisory board shall not be entitled to vote on any matter being considered by the board of directors. A member of the advisory board of directors shall not be considered in any way a member of the board of directors or an officer or employee of the corporation.

                                   BOARD COMMITTEES

    18. The board of directors may by resolution passed by an affirmative vote of two-thirds of the whole board designate committees of the board, each consisting of two (2) or more of its members. Such committees shall include, but are not limited to, an executive committee, a compensation committee, and an audit committee. The board of directors shall designate the chairman of each committee and all of the members of the committee shall serve at the pleasure of the board of directors.

    A majority of each committee shall constitute a quorum. Each committee shall adopt its own rules of procedure and shall meet at stated times as provided by its rules of procedure or upon the call of the chairman of the committee or of any two members of the committee. Notice of each such meeting, stating the place, date, and hour thereof, shall be served personally on each member of the committee, or shall be mailed, telegraphed or telephoned to his address on the books of the corporation, at least twenty-four (24) hours before the meeting. A notice need not state the business proposed to be transacted at the meeting. No notice of the time or place of any meeting of the committee need be given to any member thereof who attends in person or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice need be given of an adjourned meeting of the committee. Meetings of the committee may be held at such place or places, either within or outside of the City of Omaha, State of Nebraska, as the committee shall determine, or as may be specified or fixed in the respective notices or waivers thereof. Each committee shall keep appropriate minutes of its proceedings and report all significant actions to the board of directors at the regular meetings thereof held next after such actions have been taken. Vacancies on such committee shall be filled by the board of directors. Members of such committee may be removed by the board of directors at any time with or without cause.

                                 EXECUTIVE COMMITTEE

    19. The executive committee shall have and may exercise all or any of the powers of the board of directors in the management of the normal and ordinary business and affairs of the corporation at all times when the board of directors is not in session, and in connection therewith, the executive committee shall have full charge of the property, interest, business and transactions of the corporation. Specifically, but not by way of limitation, the executive committee shall have the following powers, duties and responsibilities while the board of directors is not in session:

    (a) To fix all remuneration of the officers and employees of the corporation, other than its executive officers, within the guidelines recommended by the management compensation committee and approved by the board of directors.

    (b) To maintain general charge and control of all accounting and data processing affairs of the corporation.

    (c) To maintain general charge and control of all major financial arrangements, and of acquisitions and dispositions of property which are not in the ordinary, routine, and regular course of business of the corporation and to make recommendations as to all matters within the purview of this subparagraph (c) to the board of directors.

    (d) To maintain general charge of and to supervise the financial affairs of the corporation, including the budgetary, accounting, and statistical methods and procedures of the company, financial policies, practices and problems of the corporation and to make recommendations as to such financial or related matters as shall be referred to it by the board of directors, or which shall be raised by the committee on its own initiative.

    (e) To supervise the borrowing of money, and the issuance of bonds, notes, or other obligations and evidences of indebtedness therefor.

    (f)  To assure compliance with ethical standards.

    (g) To supervise the investment of funds of this corporation in the purchase and acquisition of stocks, bonds, and other securities, in the name and in behalf of this corporation, and to sell and dispose of the stocks, bonds, and other securities owned by this corporation, at such times and upon such terms as it may deem wise and advantageous to this corporation.

The executive committee shall not have the power or authority of the board of directors in reference to amending the Restated Certificate of Incorporation, amending the By-laws, declaring dividends, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, authorizing the issuance of stock or to act contrary to any action previously undertaken by the board of directors, and shall not have the specific powers conferred upon other committees by these By-laws or by resolution of the board pursuant to the Restated Certificate of Incorporation of the corporation. The executive committee shall not have the authority to inaugurate reversals of, or departures from, fundamental policies and methods of conducting the business of the corporation, as prescribed by the board. It shall have the power to authorize the seal of the corporation to be affixed to all papers and documents which may require it. All actions of the executive committee shall be subject to revision or alteration by the board of directors provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                COMPENSATION COMMITTEE

    20. The compensation committee shall consist entirely of directors who are neither holders of Common Stock nor employees of the corporation or its subsidiaries. Under the direction of the board of directors, the committee shall have the following functions:

    (a) To review, and approve or disapprove, all compensation of whatever nature to be paid to the executive officers of the corporation, i.e. the employee directors of the corporation and any other persons whom the board of directors specifically designate as executive officers.

    (b) To review the ownership of the corporation's securities by employee stockholders and make determinations concerning excessive stock ownership pursuant to Article Sixth (D)(3)(d) of the Restated Certificate of Incorporation.

    (c) At the specific request of the board of directors or the chairman of the board, conduct investigations, make recommendations, or perform other functions as requested.

    (d) To recommend to the board of directors the compensation ranges of the management personnel of the corporation.

    (e) To make recommendations to the board of directors about the salaries and bonuses to be paid to all key management personnel and the terms and conditions of their employment.

    (f) To make recommendations to the board of directors about any other plans affecting employees' remuneration, including fringe benefits, as well as ownership of the corporation's stock and convertible debentures.

    (g) To review and approve all requests by stockholders of the corporation to transfer stock of the corporation to transferees within the guidelines established by Section 38 of these By-laws.

                                   AUDIT COMMITTEE

    21. None of the members of the audit committee shall be directly involved in the supervision or management of the financial affairs of the corporation or any of its subsidiaries. The audit committee shall have the following duties and responsibilities while the board of directors is not in session:

    (1) To recommend to the board of directors for appointment, retention or termination by the board of directors independent public accountants to audit the books, records, and accounts of the corporation.

    (2) To examine and make recommendations to the board of directors with respect to the overall scope of the audit conducted by the corporation's independent public accountants, the audit procedures which will be followed during the course of the audit, their final opinion and the compensation to be paid for the services of the independent public accountants.

    (3) To review all recommendations made by the corporation's independent public accountants to the board of directors with respect to the accounting methods used by the corporation or any other accounting matters and to advise the board of directors with respect thereto.

    (4) To review the following matters with the independent public accountants, upon completion of their audit:

         (a) the financial statements and any report or opinion proposed to be rendered in connection therewith,

         (b) the independent public accountant's perceptions of the company's financial and accounting personnel,

         (c) the cooperation which the independent public accountants receive during the course of their audit,

         (d) the extent to which the resources of the company were or should be utilized to minimize the audit fee,

         (e) any significant transactions which were not in the ordinary, routine, and regular course of business of the corporation,

         (f)  any change in accounting principles, policies or standards,

         (g) all significant adjustments proposed by the independent public accountants,

         (h) general policies and procedures utilized by the corporation with respect to internal auditing and financial controls, and

         (i) any recommendations which the independent accountants may have with respect to internal financial controls, choice of accounting policies and principles, or management reporting systems.

    (5) To meet with the company's financial and accounting staff periodically to review and discuss the scope of internal accounting procedures and controls then in effect and the extent which any recommendations made by the internal audit department or by the independent public accountants have been implemented.

    (6) To meet with appropriate internal audit department personnel periodically to review the audit results and plans, and evaluate the internal audit department's effectiveness. The audit committee shall emphasize the policy pursuant to which the internal audit department reports to the audit committee, in order to protect such independence as is necessary to work in compliance with recognized standards of internal auditing.

    (7) To direct and supervise any investigation of any matter brought to its attention within the scope of its duties. The audit committee may retain outside consultants in connection with any such investigation.

    (8) To prepare and present to the board of directors a report covering its activities twice yearly at regular board meetings, specified by board resolution, or more often, when considered necessary, to report a material irregularity.

                              COMPENSATION OF DIRECTORS

    22. No stated salary or other compensation for services as a director shall be paid to a director who (a) is a stockholder of this corporation and (b) holds a corporate officer position of this corporation. Any director without these qualifications, by resolution of the board, may be paid an annual sum for services as a director and such director may also be paid a fixed sum and expenses for each board meeting attended. A director shall not be precluded from serving the corporation in any other capacity and receiving compensation therefor.

    23. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                MEETINGS OF THE BOARD

    24. The first meeting of each newly elected board shall be held at Omaha, Nebraska after the adjournment of the annual stockholders' meeting or at such other time and place either within or without the State of Delaware as shall be fixed by the newly elected directors, and no notice of such meeting shall be necessary.

    25. Regular meetings of the board may be held at such places within or without the State of Delaware and at such times as the board may from time to time determine, and if so determined notices thereof need not be given.

    26. Special meetings of the board may be called by the chairman of the board on three (3) days' notice to each director, either personally or by mail or by telegraph; special meetings shall be called by the chairman of the board of secretary in like manner and on like notice on the written request of two (2) directors.

    27. At all meetings of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the whole board shall be required to constitute the act of the board of directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-laws.

                                       OFFICERS

    28. The officers of the corporation shall be a president, vice president, secretary and treasurer. In addition the board of directors may elect a chairman of the board, one or more vice chairmen of the board, a chairman of any committee designated by the board, additional vice presidents, one or more of whom may be executive vice presidents, one or more assistant vice presidents, a controller, one or more assistant secretaries, assistant treasurers, assistant controllers and such other subordinate officers, and may appoint such other agents, as the board of directors may deem necessary.

    29. The president, vice president, secretary and treasurer shall be elected annually by the board of directors at the first meeting of the board following the stockholders' annual meeting, or as soon thereafter as is conveniently possible. Other officers of the corporation may be elected by the board of directors from time to time. Agents of the corporation may be appointed by the board of directors from time to time. Each officer shall serve until his successor shall have been elected and qualified, or until his death, resignation or removal.

    30. Any officer or agent may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the board of directors then in office.

    31. Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the board of directors.

    32. The compensation of all executive officers of the corporation shall be fixed by the executive compensation committee of the board of directors. The compensation of all other officers of the corporation shall be fixed by the executive committee of the board of directors within the compensation ranges recommended by the management compensation committee and approved by the board of directors. No executive officer shall be ineligible to receive such compensation by reason of the fact that he is also a director of the corporation and receiving compensation therefor.

    33. The board of directors shall determine who shall preside at all meetings of the board of directors and shall also determine who shall preside at all meetings of the stockholders.

    34. The officers of the corporation shall hold such powers and perform such duties as from time to time may be assigned them by the board of directors.

    35. The chairman of the board, vice chairman of the board, chairman of the executive committee of the board, president, vice presidents, including the executive vice presidents, and assistant vice presidents, shall be empowered to sign contracts, bids, proposals, certificates and other instruments of the corporation. The secretary and assistant secretaries shall be empowered to attest to such documents.

    36. The board of directors may from time to time delegate the powers and duties of any officer to any other officer, director or other person whom it may select.

    37. Any officer, agent or employee of the corporation, if so required by the board of directors, shall be bonded for the faithful performance of his duties, with such penalties, conditions and security as the board may require.

                                   SHARES OF STOCK

    38. The following restrictions on the ownership and transfer of the Common Stock of the corporation are hereby imposed:

    (1) Shares of Common Stock may be sold by the corporation only to employees. With the prior approval of the board of directors, an employee owning such stock having a value of $2,000,000 or more may transfer stock (a) to a fiduciary for the benefit of members of the stockholder-employee's spouse and/or children, (b) to a corporation 100 percent owned by the stockholder-employee or the stockholder-employee and his spouse and/or children, or (c) to a fiduciary for the benefit of such a corporation; provided, however, that no employee may have in existence at any one time more than four trusts owning shares of Common Stock of the corporation. With the prior approval of the board of directors, Common stockholders may transfer stock to a tax-exempt charitable organization approved as such by the Internal Revenue Service.

    (2) Common stockholder-employees may pledge such stock for loans in connection with the ownership of the corporation's stock.

    (3) All Common Stock of the corporation shall be issued and held at all times subject to the corporation's standard applicable repurchase agreements.

                                CERTIFICATES OF STOCK

    39. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be by facsimile. They shall have noted on their face or back a reference to any repurchase agreement to which the shares of stock they represent are subject. If the corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any such officer may be by facsimile. There shall be set forth on the face or back of the certificates of stock of the corporation a statement that the corporation will furnish without charge to each stockholder who so requests, a description of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                  TRANSFERS OF STOCK

    40. Subject to the transfer restrictions applicable thereto, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  FIXING RECORD DATE

    41. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                               REGISTERED STOCKHOLDERS

    42. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  LOST CERTIFICATES

    43. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                        CHECKS

    44. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                     FISCAL YEAR

    45. The fiscal year shall end on the last Saturday of December in each year.

                                      DIVIDENDS


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

    46. Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

    47. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                       NOTICES

    48. Whenever under the provisions of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by either personal delivery or mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder or director at his address as it appears on the records of the corporation. No notice is required to be given to a stockholder to whom notices of two consecutive annual meetings (and any other written notice sent between those meetings) have been mailed addressed to him at his address as shown on the corporate records and have been returned undeliverable.


    49. Any notice required to be given under these By-laws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein. Any person in attendance at any meeting in person or by proper proxy shall be deemed to have duly waived any notice thereof.

                                      AMENDMENTS

    50. These By-laws may be amended by the affirmative vote of two-thirds of the whole board of directors or by the affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding

                                   INDEMNIFICATION

    51. (a) ACTIONS, SUITS OR PROCEEDINGS NOT BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) if he acted in good faith and in a manner he reasonably believed to be in or not


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opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit (including appeals) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made under this paragraph (b) in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such indemnification which the Court of Chancery or such other court shall deem proper. No indemnity shall be paid under this paragraph (b) with respect to any claim, issue or matter arising out of any action by the person seeking indemnification which was knowingly fraudulent or deliberately dishonest or which involved willful misconduct, or arising out of such person's gaining any personal profit or advantage to which he was not legally entitled.

         (c) INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section 51, to the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) ADVANCES OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the person seeking the advance shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (e) RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under paragraphs (a), (b), or (c), or advance under paragraph (d) of this Section 51, shall be made promptly, and in any event within ninety days of a claim under paragraph (a), (b), or (c)


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

and within thirty days of a claim under paragraph (d), upon the written request of the person seeking the indemnification or advance, unless with respect to applications under paragraph (a) or (b) a determination is made within ninety days (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful. In the event that no quorum of disinterested directors is obtainable, the board of directors shall promptly direct that independent legal counsel shall decide whether the person seeking the indemnification acted in the manner set forth in paragraphs (a) and (b). The right to indemnification and advances granted by this Section 51 shall be enforceable in any court of competent jurisdiction, if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within the ninety or thirty day time period specified in this paragraph (e). In any action to enforce the rights to indemnification and advancement of expenses created by this Section 51, a denial of the claim by the corporation shall not create any presumption that the person bringing the action did not act in a manner that would entitle him to such indemnification and advancement of expenses. In any such action, or in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person seeking indemnification or an advancement of expenses is not entitled to such indemnification or advancement of expenses, under this Section 51 or otherwise, shall be on the corporation. Expenses incurred in successfully establishing a right to indemnification or advances, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

         (f) NON-EXCLUSIVITY OF RIGHTS; EXTENT AND NATURE OF RIGHTS. The indemnification and advancement of expenses provided by this Section 51 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advances of expenses under this Section 51 shall be deemed to be provided by a contract between the corporation and the director, officer or employee who serves in such capacity at any time while these By-laws are in effect, and shall inure to the benefit of such person, his heirs, personal representatives, and estate, and shall be binding on any successor to the corporation. Neither any repeal or modification of these By-laws nor the merger or consolidation of the corporation with any other entity shall affect any rights or obligations in effect at the time of the repeal, modification, merger or consolidation. Notwithstanding any other provisions of this Section 51, except as provided in paragraph (e) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall not indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         (g) OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Section 51, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan;


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

and references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 51.

         (h) SAVINGS CLAUSE. If this Section 51 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Section 51 that shall not have been invalidated or by any applicable law.



















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